Exhibit 99.4

Rights Agreement Assumption Agreement

Rights Agreement Assumption Agreement (the “Agreement”) dated as of December 14, 2004 between BNS Holding, Inc. (“Holding”), BNS Co. (the “Company”) and EquiServe Trust Company, N.A., relating to the Rights Agreement, dated as of February 13, 1998, as amended to date (the “Rights Agreement”) by and between EquiServe Trust Company, N.A. (the “Rights Agent”) and the Company.

WHEREAS the Company, BNS Holding, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“BNS Holding”), and BNS Holdings Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), have entered into a Agreement and Plan of Merger dated as of December 14, 2004 (the “Merger Agreement”);

WHEREAS pursuant to the Merger Agreement, the Company will reorganize into a holding company structure whereby Merger Sub will, in accordance with Section 251(g) of the Delaware General Corporation Law, merge with and into the Company (the “Holding Company Merger”) and (i) each issued and outstanding share of Class A Common Stock, par value $.01 per share, of the Company will be converted into one share of Class A Common Stock, par value $.01 per share, of the BNS Holding (“BNS Holding Class A Common Stock”), (ii) each issued and outstanding share of Class B Common Stock, par value $.01 per share, of the Company will be converted into one share of Class B Common Stock, par value $.01 per share, of BNS Holding (“BNS Holding Class B Common Stock” and together with the BNS Holding Class A Common Stock, the “BNS Holding Common Stock”), (iii) each issued and outstanding share of Merger Sub will be converted into one share of common stock of the Company, and the separate corporate existence of Merger Sub will cease, and (iv) all of the issued and outstanding shares of BNS Holding owned by the Company will automatically be canceled and retired. In addition, each issued but not outstanding share of the Company’s Class A Common Stock and Class B Common Stock, held in the Company’s treasury will be converted into one share of issued but not outstanding share, held in the treasury of BNS Holding, of BNS Holding Class A Common Stock and BNS Holding Class B Common Stock, respectively; and

WHEREAS, the effect of the Holding Company Merger is that BNS Holding will become the successor public company and the Company will become a wholly owned subsidiary of BNS Holding;

NOW, THEREFORE, in consideration of the representations, agreements and conditions set forth herein, and intending to be legally bound hereby, the Company, BNS Holding and the Rights Agent hereby agree as follows:

1. Capitalized terms used but not otherwise defined in this Agreement will have the meanings ascribed to them in the Rights Agreement.

2. Immediately following the effective time of the Holding Company Merger: (i) BNS Holding shall be liable for and shall assume all the obligations and duties of the Company under the Rights Agreement; (ii) the term “Company” in the Rights Agreement shall thereafter be deemed for all purposes of the Rights Agreement to refer to BNS Holding, Inc.; and (iii) BNS

Holding shall take such steps, including but not limited to authorizing and reserving a sufficient number of shares of BNS Holding Common Stock and BNS Holding Series B Participating Preferred Stock, in connection with the Holding Company Merger as is necessary to assure that the provisions of the Rights Agreement shall thereafter be applicable in relation to the shares of BNS Holding Common Stock and BNS Holding Series B Participating Preferred Stock thereafter deliverable upon exercise in full of the Rights.

3. The Company, BNS Holding and the Rights Agent acknowledge that the duties and obligations of the Rights Agent under the Rights Agreement shall not be affected in any manner by this Agreement.

4. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State.

[signatures to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of December         , 2004.

BNS CO.

By:
Name:	Michael D. Warren
Title:	President and Chief Executive Officer

BNS HOLDING, INC.

By:
Name:	Michael D. Warren
Title:	President and Chief Executive Officer

AGREED TO AND ACKNOWLEDGED:

EQUISERVE TRUST COMPANY, N.A.

By:
Name:
Title: